AIMSI Technologies, Inc. Release
                                               Page 2 of 1 - December 30, 2004





                                                                        CONTACT

                                                                  John W. Stump
                                                        Chief Financial Officer
                                                                 (713) 271-2118
                                                               jstump@aimsi.com


     AIMSI TECHNOLOGIES, INC. ANNOUNCES THAT ITS CEO, REGINALD HALL,
               its coo, DAVID REEDER, AND ITS SUBSIDIARY,
    ADVANCED INTEGRATED MANAGEMENT SERVICES, INC., HAVE BEEN INDICTED

OAK RIDGE, Tennessee (April 13,2005). AIMSI TECHNOLOGIES, INC. (AIMT.PK) (the "Company") received notice from the United States District Attorney for the Eastern District of Tennessee, of the indictment of Reginald Hall, David Reeder and Advanced Integrated Management Services, Inc., a subsidiary of the Company, in a forty count indictment alleging conspiracy, mail fraud, wire fraud, money laundering and obstruction of justice. The indictment states that the violations occurred between October, 1995 and October, 2004. According to the allegations, the conspiracy, fraud and money laundering counts involved a scheme to bill the government for fictitious work, purportedly performed by companies controlled by Reeder and others. Hall is also charged with suborning perjury and obstruction of justice for directing a witness to destroy evidence and lie to the Grand Jury. Hall is charged in all forty counts, the subsidiary company is charged in thirty-nine counts and Reeder is charged in thirty-four counts.

The Board of Directors has placed Hall and Reeder on leave of absence from their respective officer positions with the Company and the subsidiary and will be installing a new slate of officers to manage the Company and the subsidiary. Mr. Reeder will be reassigned to a non-officer position as Manager of Marketing for the Company.

Note on Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The parties undertake no obligation to update publicly any forward-looking statements.

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